Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 +1 312 853 7000 +1 312 853 7036 AMERICA • ASIA PACIFIC • EUROPE

September 25, 2017

Beacon Roofing Supply, Inc.

505 Huntmar Park Drive, Suite 300

Herndon, Virginia 20170

Re:	Registration Statement on Form S-3 (File No. 333-220506)

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File No. 333-220506 (the “Registration Statement”), filed by Beacon Roofing Supply, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement became effective upon filing on September 18, 2017, pursuant to Rule 462(e) under the Securities Act. Pursuant to the Registration Statement, the Company is issuing up to 7,273,750 shares (the “Shares”) of its common stock, $0.01 par value per share, including up to 948,750 Shares that may be issued pursuant to the exercise by the Underwriters (as defined below) of the option to purchase additional Shares granted pursuant to the Underwriting Agreement (as defined below). The Shares are to be sold by the Company pursuant to an underwriting agreement, dated September 20, 2017 (the “Underwriting Agreement”), between the Company and the underwriters named therein (collectively, the “Underwriters”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have acted as counsel for the Company and have examined and relied upon originals, or copies identified to our satisfaction, of the Registration Statement, including the prospectus contained therein dated September 18, 2017 and a related prospectus supplement dated September 20, 2017 relating to the Shares, the Underwriting Agreement, the Company’s certificate of incorporation and by-laws and the resolutions adopted by the board of directors of the Company and the pricing committee thereof established by such board relating to the Registration Statement and the issuance of the Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such certificates of public officials, officers of the Company and other persons, agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Beacon Roofing Supply, Inc.

September 25, 2017

independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that, the issuance and sale of the Shares covered by the Registration Statement pursuant to the Underwriting Agreement have been duly authorized by the Company, and such Shares will be validly issued, fully paid and non-assessable when certificates representing such Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any such Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof, in accordance with the Underwriting Agreement.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K filed on the date hereof and the incorporation by reference of this opinion letter as an exhibit to the above-mentioned Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP